Exhibit 2.1

FIRST AMENDED PLAN OF CONVERSION

FROM MUTUAL TO STOCK ORGANIZATION

EDUCATORS MUTUAL LIFE INSURANCE COMPANY

Adopted March 17, 2005 and Amended June 9, 2005

I. BACKGROUND AND BUSINESS PURPOSE

On March 17, 2005, the Board of Directors of Educators Mutual Life Insurance Company (“EMLIC” or “the Company”), after careful study and consideration, adopted by unanimous vote a Plan of Conversion from Mutual to Stock Organization (“Plan”). On June 9, 2005, the Board of Directors of the Company adopted by Unanimous Written Consent this First Amended Plan of Conversion (“Amended Plan”). Under this Amended Plan, as of the Effective Date, EMLIC will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (“Act”), will be renamed “Eastern Life and Health Insurance Company” (“ELHIC”), and will simultaneously sell all of its authorized shares to Eastern Insurance Holdings, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania (“HoldCo”), thereby becoming a wholly-owned subsidiary of HoldCo (collectively, the “Conversion”).

Prior to the Conversion, HoldCo will have organized EHC Acquisition, Inc. (“SubCo”) as a Pennsylvania business corporation and wholly-owned subsidiary of HoldCo. On the Effective Date, immediately following the Conversion, HoldCo will acquire Eastern Holding Company, Ltd., (“Eastern”), a Cayman Islands corporation which will have domesticated to Pennsylvania prior to the acquisition transaction. The acquisition will be structured as a merger of Eastern with and into SubCo, with SubCo being the merger survivor, all pursuant to the Merger Agreement (hereinafter defined).

Under this Amended Plan, shares of HoldCo’s common stock, $1.00 par value (the “Conversion Stock”), will be offered and sold first to qualifying offerees under the Subscription Offering and then to qualifying offerees under the Community Offering (each, as hereinafter defined). The Subscription Offering and the Community Offering are hereinafter referred to collectively as the “Offering.” HoldCo will be required to sell in the Offering such number of shares of Conversion Stock as shall be necessary to generate gross proceeds in an amount within the Valuation Range as determined by an independent third party appraiser.

The Conversion is subject to provisions of the Act and the policies of the Pennsylvania Insurance Department (“Department”). This Amended Plan is subject to the prior written approval of the Department. The Amended Plan also must be approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Members of EMLIC called for the purpose of considering and voting upon the Amended Plan.

The Conversion and Merger, together with this Amended Plan, have been unanimously approved by the Board of Directors of EMLIC as being in the best interests of the Company, its policyholders and certificateholders. The Board of Directors has determined that the Conversion and Merger provide a unique opportunity (i) to redeploy EMLIC’s current excess capital and the proceeds of the Conversion to new lines of insurance in which Eastern is active and has enjoyed steady growth; (ii) to diversify away from the life, health and benefits markets in which EMLIC has experienced slow growth and marginal profitability; (iii) to improve the prospects for an upgrade in the company’s industry ratings; (iv) to support current operations, product growth, diversification of risk and geographic expansion; (v) to provide additional capital and a publicly-traded security that will enable HoldCo, ELHIC and Eastern’s insurance operating subsidiaries to pursue a business strategy of growth through strategic acquisitions and internal expansion; (vi) to access a team of senior officers from Eastern who are well qualified to manage the combined operations of EMLIC and EHC in the years ahead; and (vii) to use stock-related incentive programs to attract and retain key executive and other personnel in the future.

II. DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the following meanings:

Act means the Insurance Company Mutual-to-Stock Conversion Act (40 P.S. Sections 911-A, et seq.).

Acting in Concert means: (i) knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another Person (“Other Party”) also shall be deemed to be acting in concert with any Person who also is acting in concert with that Other Party.

Affiliate means, with respect to a Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, unless the power is the result of an official position with or corporate office held by the Person. “Control” shall be presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote or holds proxies representing fifty percent (50%) or more of the voting securities of another Person.

Amended Articles means the articles of incorporation of ELHIC as amended to authorize the issuance of shares of capital stock and to conform to the requirements of a Pennsylvania stock insurance company under the laws of the Commonwealth of Pennsylvania.

Amended Plan means this First Amended Plan of Conversion, as it from time to time may be amended, under which EMLIC will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company and become a wholly-owned subsidiary of HoldCo.

Application means the application for approval of the Conversion to be filed by EMLIC with the Department as described in Section III of this Amended Plan.

Appraised Value means the final estimated consolidated pro forma market value of EMLIC as a subsidiary of HoldCo, as determined by the Appraiser at the conclusion of the Offering.

Appraiser means a Person that is not an Affiliate of HoldCo, EMLIC or Eastern, and that is an experienced expert in the area of corporate appraisals, who is retained by EMLIC to determine the Valuation Range and the Appraised Value.

Associate, when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than HoldCo, EMLIC or Eastern or a majority-owned subsidiary of HoldCo, EMLIC or Eastern or any other entity that is a member of the same consolidated group as HoldCo, EMLIC or Eastern under generally accepted accounting principles) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Qualified Stock Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

Closing means (i) the conversion of EMLIC pursuant to this Amended Plan by the filing of the Amended Articles in the office of the Department of State of the Commonwealth of Pennsylvania, and (ii) the merger of EHC with and into SubCo pursuant to the Merger Agreement.

Commissioner means the Insurance Commissioner of the Commonwealth of Pennsylvania.

Community Offering means the offering by HoldCo of shares of Conversion Stock to the public that is described at Section VII. HoldCo may retain the assistance of a broker-dealer or a syndicate of broker-dealers to assist it in connection with the sale of Conversion Stock in the Community Offering.

Conversion means: (i) the amendment of the articles of incorporation of EMLIC to authorize the issuance of shares of capital stock and to conform to the requirements of a Pennsylvania stock insurance company under the laws of the Commonwealth of Pennsylvania, (ii) the offer and sale of Conversion Stock by HoldCo in the Offering, and (iii) the issuance to

HoldCo of all the capital stock of EMLIC, all in accordance with the terms of this Amended Plan.

Conversion Mailing has the meaning given in Section IV.

Conversion Stock means the shares of common stock, $1.00 par value, of HoldCo to be offered and sold in the Offering pursuant to this Amended Plan.

Eastern means Eastern Holding Company, Ltd., a Cayman Islands corporation, or any foreign or domestic successor thereto.

Eastern Insurance Subsidiaries means Eastern Alliance Insurance Company and Allied Eastern Insurance Company, each a Pennsylvania domiciled property/casualty insurer, and EasternRe, a reinsurance company domiciled in the Cayman Islands.

Eastern Stockholders means any holder of record of any class of capital stock of Eastern as of the Eligibility Record Date.

Effective Date means the date the Amended Articles are filed in the office of the Department of State of the Commonwealth of Pennsylvania or such later date as may be specified in the Amended Articles.

EHC Legacy Participants means the directors, officers, managers and employees of Eastern and its Affiliates as of the Eligibility Record Date and, without duplication, the directors officers, managers and employees of Eastern and its Affiliates as of the Effective Date.

ELHIC means EMLIC in its form as a Pennsylvania stock insurance company resulting from its conversion to the stock form of organization in accordance with the terms of this Amended Plan.

Eligibility Record Date means the close of business on March 17, 2005, the effective date of the adoption of the Plan by the Board of Directors of EMLIC.

Eligible Member means a Person who, on the Eligibility Record Date, is a: (i) Person insured as a certificateholder under a Qualifying Policy which is a group policy, (ii) Person who is a named insured under a Qualifying Policy that is a group policy, and (iii) Person who is a named insured under a Qualifying Policy that is an individual policy.

EML Legacy Participants means the directors, officers, managers and employees of EMLIC and IBSi as of the Eligibility Record Date and, without duplication, the directors, officers, managers and employees of EMLIC and IBSi as of the Effective Date, and any other person who at any time served as a director of EMLIC after January 1, 1998.

EML Special Meeting means the Special Meeting of Eligible Members to be called by EMLIC for the purpose of submitting this Amended Plan to Eligible Members for approval.

EMLIC means Educators Mutual Life Insurance Company, a Pennsylvania corporation.

HoldCo means Eastern Insurance Holdings, Inc., a Pennsylvania business corporation incorporated at the direction of EMLIC for the purpose of becoming a holding company of ELHIC and for making the Offering of Conversion Stock under and as contemplated by this Amended Plan.

HoldCo Stock means any and all authorized shares of capital stock of HoldCo, including Conversion Stock.

IBSi means IBSi, LLC, a Pennsylvania limited liability company and wholly-owned affiliate of EMLIC.

Maximum of the Valuation Range means the valuation that is fifteen percent (15%) above the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Amended Plan.

Member means (i) the named insured under an individual insurance policy issued by EMLIC, (ii) the named insured under a group insurance policy issued by EMLIC, and (iii) any certificateholder insured under a group policy issued by EMLIC.

Merger means the merger of Eastern with and into SubCo pursuant to the Merger Agreement.

Merger Agreement means that certain Agreement and Amended Plan of Reorganization by and among EMLIC, HoldCo and Eastern, dated as of March 17, 2005.

Minimum of the Valuation Range means the valuation that is fifteen percent (15%) below the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Amended Plan.

Non-Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan of HoldCo which is not a Qualified Stock Plan.

Offering means the offering of Conversion Stock by HoldCo pursuant to this Amended Plan via the Subscription Offering and the Community Offering.

Offering Prospectus means the final prospectus forming a part of the Registration Statement to be used in connection with the Offering.

Order Form means the original order form or forms to be used by subscribers to purchase Conversion Stock pursuant to this Amended Plan.

Participant means a Person to whom Conversion Stock is offered under the Offering.

Person means any individual (hereinafter referred to as a “Natural Person”) and any corporation, partnership, association, limited liability company, trust or other entity.

Proxy Statement has the meaning given in Section IV.

Purchase Price means the uniform price per share at which the Conversion Stock will be offered and sold in the Offering, which price shall be determined by HoldCo in accordance with Section VII(A)(2) of this Amended Plan.

Qualified Stock Plan means any defined benefit plan or defined contribution plan of HoldCo, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be “qualified” under Section 401 of the Internal Revenue Code of 1986, as amended.

Qualifying Policy means a policy of insurance issued by EMLIC and in force as of the close of business on the Eligibility Record Date.

Registration Statement means the Registration Statement on Form S-1 and any amendments thereto filed by HoldCo with the SEC pursuant to the Securities Act of 1933, as amended, to register the offer and sale of shares of Conversion Stock pursuant to the Offering.

Resident, as used in this Amended Plan in relation to the preference afforded Natural Persons and trusts of Natural Persons in Lancaster County, Pennsylvania, means any Natural Person who, as of the close of business of that date which is thirty days prior to the Effective Date, occupies a dwelling within Lancaster County, Pennsylvania, has an intention to remain within Lancaster County, Pennsylvania for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within Lancaster County, Pennsylvania) and continues to reside therein at the time of the Offering. EMLIC may utilize such evidence as it may determine to be relevant to make a determination whether a Natural Person is a Resident. All determinations as to the status of a Natural Person as a Resident shall be made by EMLIC in its sole and absolute discretion and shall be final and binding.

SEC means the Securities and Exchange Commission or any successor agency.

Subscription Offering means the offering by HoldCo of shares of Conversion Stock that is described at Section VII. HoldCo may retain a broker-dealer to assist it in connection with the sale of Conversion Stock in the Subscription Offering.

Subscription Rights means the non-transferable, non-negotiable, personal rights of Eligible Members to purchase Conversion Stock under the Amended Plan.

Valuation Range means the estimated range of the consolidated pro forma market value of EMLIC as a subsidiary of HoldCo, to be prepared by the Appraiser as provided in Section VII(A)(1) of this Amended Plan.

III. APPLICATION

Within ninety (90) days after adoption of the Plan by the Board of Directors of EMLIC and prior to submission of this Amended Plan to Eligible Members for approval at the EML Special Meeting, EMLIC shall file the Application. The Application shall contain the following:

(A) This Amended Plan;

(B) The Merger Agreement;

(C) The report of the Appraiser with respect to the determination of the Valuation Range as required by Section VII(A) of this Amended Plan;

(D) The form of notice required by Section 803-A(f) of the Act;

(E) The form of proxy to be solicited from Eligible Members pursuant to Section IV of this Amended Plan;

(F) The Proxy Statement;

(G) The form of notice required by Section 809-A of the Act to be given to Persons whose policies are issued after adoption of the Plan but before the Effective Date;

(H) The proposed amended Articles of Incorporation and Bylaws of ELHIC; and

(I) The acquisition of control statement of HoldCo, as required by Section 1402 of the Insurance Company Act of 1921, as amended.

Upon the filing of the Application, EMLIC shall send a notice to each Eligible Member (as such address appears on the records of EMLIC), which notice shall: (i) advise each Eligible Member of the adoption of this Amended Plan, (ii) advise each Eligible Member of the filing of this Amended Plan with the Department, (iii) notify each Eligible Member of his or her right to provide comments on this Amended Plan to the Department and to EMLIC, (iv) advise each

Eligible Member of the procedure to be followed in providing comments on this Amended Plan, (v) notify each Eligible Member of his or her right to request and receive a copy of this Amended Plan, and (vi) disclose to such Eligible Member that the initial Amended Plan is not the final approved Amended Plan and that the Commissioner’s approval, if any, of the final Amended Plan does not constitute or imply endorsement of this Amended Plan or the Conversion by the Commissioner or the Department. Notices under this paragraph shall be subject to Section VII (N).

IV. THE SPECIAL MEETING

Following the filing of the Application with, and its approval by, the Department, the EML Special Meeting to vote on this Amended Plan shall be held by EMLIC in accordance with the bylaws of EMLIC and applicable law. Notice of the EML Special Meeting will be given by EMLIC to Eligible Members by mailing: (i) a notice of special meeting, (ii) a proxy statement which will be accompanied by the Offering Prospectus (collectively, the “Proxy Statement”), (iii) a form of proxy authorized for use by the Department under which an Eligible Member may vote in favor of the Conversion, and (iv) a copy of this Amended Plan as approved by the Department (collectively, the “Conversion Mailing”) to the address of each Eligible Member as such address appears on the records of EMLIC on the Eligibility Record Date or otherwise as provided by this Amended Plan. The Conversion Mailing shall be made not less than thirty (30) days prior to the date of the EML Special Meeting.

Pursuant to the Act, the Amended Plan must be approved by the affirmative vote of at least two-thirds of the votes cast at the EML Special Meeting. Voting may be in person or by proxy. The Department shall be promptly notified of the vote of the Eligible Members taken at the EML Special Meeting.

V. OFFERING PROCEDURE

The Conversion Mailing will notify Eligible Members that they may subscribe for the purchase of Conversion Stock pursuant to the Amended Plan and the Offering Prospectus. HoldCo may commence the Subscription Offering and the Community Offering concurrently with, or at any time after the date on which the Conversion Mailing is made. The Offering may not be closed until the expiration of at least thirty (30) days after the date of the Conversion Mailing (“First Offer Period”); provided further however, that the Offering may be extended by HoldCo, in its sole discretion, for up to an additional sixty (60) days beyond the expiration of the First Offer Period.

HoldCo may make the Subscription Offering and the Community Offering simultaneously or, at its discretion, may proceed first with the Subscription Offering before determining whether the Community Offering will be required in order to effect the sale of the required number of shares of Conversion Stock.

The proceeds of subscriptions to Conversion Stock (“Subscription Proceeds”) shall be held by HoldCo in escrow pending the satisfaction of all conditions to closing of the Conversion and the Merger (“Closing Conditions”). The Subscription Proceeds, while held in escrow, shall be invested only in obligations of the United States of America or which are guaranteed as to payment of principal and interest by the full faith and credit of the United States of America. The Subscription Proceeds shall be released to HoldCo and the Shares of Conversion Stock shall be delivered to subscribing Participants, in accordance with their subscriptions (as accepted and as limited or adjusted pursuant to the terms of the Amended Plan) when the Closing Conditions have been satisfied and upon Closing under the Amended Plan and Merger Agreement.

Prior to commencement of the Offering, HoldCo shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. HoldCo shall not distribute the Offering Prospectus until the SEC has declared the Registration Statement effective.

If the Conversion and Merger cannot be closed due to the inability of the parties to satisfy all required Closing Conditions, (i) HoldCo shall notify the subscribing Participants in writing that the Amended Plan has been terminated and shall return their subscription payments to them, without interest, (ii) the Conversion Stock will not be issued, (iii) the Amended Articles shall not be filed in the office of the Department of State of the Commonwealth of Pennsylvania, (iv) the articles of incorporation and bylaws of EMLIC will be the articles and bylaws of EMLIC as in force and effect on March 17, 2005, and (iv) EMLIC will continue its corporate existence and operations as a Pennsylvania mutual life and health insurance company.

Any interest accruing on the Subscription Proceeds held in escrow shall be paid over to HoldCo when the escrow closes (either by termination of the Amended Plan or by Closing on the Amended Plan). Whether or not all Closing Conditions have been satisfied and whether the Amended Plan should be terminated for failure to satisfy all Closing Conditions, shall be determined by HoldCo in its sole discretion, and that determination shall be final and binding on all parties and Participants.

The required conditions to Closing under the Amended Plan shall consist of the following:

1.	As of the Effective Date, the Appraiser shall have determined that the Appraised Value of EMLIC is within the Valuation Range, as the same may be amended.

2.	Subscriptions shall have been received for the purchase of Conversion Stock that yield Subscription Proceeds within the Valuation Range and all other conditions to closing the Offering shall have been satisfied or waived.

3.	All conditions to Closing under the Merger Agreement shall have been satisfied or waived and the parties thereto shall have confirmed in writing their readiness to close thereunder immediately following Closing under this Amended Plan.

4.	The Merger shall have been approved by HoldCo, acting in its capacity as sole shareholder of SubCo, and by the EHC Stockholders.

5.	If required in the opinion of HoldCo, the Merger shall have been approved by the HoldCo stockholders.

6.	Each of HoldCo, EMLIC and EHC shall have made such filings, and obtained such permits, authorizations, consents, or approvals (including the consent of the Insurance Commissioner approving the Conversion and the Merger) as are required by law to consummate the Conversion and the Merger, each in form reasonably satisfactory to them, and the appropriate forms shall have been executed, filed and approved as required by the corporate and insurance laws and regulations of all applicable jurisdictions, including Pennsylvania, all as required under this Amended Plan and the Merger Agreement.

7.	The Amended Plan shall have been approved by vote of the Eligible Members in accordance with law.

8.	The Registration Statement shall have become effective under the Securities Act of 1933 and shall not be the subject of any stop order or proceedings seeking a stop order.

9.	The Conversion Stock shall have been authorized for listing on the NASDAQ.

10.	EMLIC and HoldCo shall have received either or both (i) a private letter ruling from the Internal Revenue Service and/or (ii) a legal opinion dated as of the Closing Date with respect to the matters described at Section 7.1(k) of the Merger Agreement.

VI. CONSUMMATION OF CONVERSION

The Effective Date will be the date of Closing under the Amended Plan and the Merger Agreement. On the Effective Date, (i) the Amended Articles will be filed in the office of the Department of State of the Commonwealth of Pennsylvania, (ii) the Conversion Stock will be issued and sold by HoldCo, (iii) EMLIC will issue and deliver all of its authorized shares to HoldCo, (iv) EHC will merge with and into SubCo, and; (v) the separate existence of EMLIC shall not terminate but shall be deemed to be continued in ELHIC. ELHIC will issue to HoldCo 1,000 shares of common stock, representing all of the authorized shares of ELHIC’s capital stock to be issued in the Conversion.

VII. THE OFFERING

A. Determination of the Number of Shares of Conversion Stock Required to be Offered and Sold

The number of shares of Conversion Stock required to be offered and sold in the Conversion will be determined as follows:

1. Appraiser. The Appraiser will be retained by HoldCo and EMLIC to determine the Valuation Range. The Valuation Range will consist of a midpoint valuation, a valuation fifteen percent (15%) above the midpoint valuation (the “Maximum of the Valuation Range”) and a valuation fifteen percent (15%) below the midpoint valuation (the “Minimum of the Valuation Range”). The Valuation Range will be based upon the financial condition and results of operations of EMLIC, a comparison of EMLIC with comparable publicly-held insurance companies, and such other factors as the Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as required by the Act) that value which the Appraiser estimates to be necessary to attract a full subscription for the Conversion Stock. The Appraiser will submit, or cause to be submitted, to the Department the Valuation Range and a related report that describes the data and methodology used to determine the Valuation Range. The Valuation Range and the related report shall be deemed part of the Application.

2. Purchase Price. The Purchase Price is a per share price for Conversion Stock that will be uniform as to all purchasers in the Offering and will be determined by HoldCo.

3. Number of Shares of Conversion Stock to be Offered. The number of shares of Conversion Stock to be offered in the Offering shall be equal to the sum of: (i) the Maximum of the Valuation Range divided by the Purchase Price, plus (ii) the number of shares required to enable the Qualified Stock Plan to purchase in the aggregate ten percent (10%) of the total shares of Conversion Stock issued in the Offering.

4. Number of Shares of Conversion Stock to be Sold. Immediately following the completion of the Subscription Offering and the Community Offering, the Appraiser will submit to HoldCo and to the Department the Appraised Value as of the later of the last day of the Subscription Offering or the last day of the Community Offering. If the Appraised Value does not fall within the Valuation Range, then HoldCo, after consultation with the Department, may cancel the Offering and terminate this Amended Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

If the Appraised Value falls within the Valuation Range, the following steps will be taken:

(a) Subscription Offering Meets or Exceeds Maximum. If the number of shares to which Participants subscribe in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Maximum of the Valuation Range, then the Conversion shall be promptly consummated and HoldCo on the Effective Date shall issue shares of Conversion Stock to the subscribing Participants; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering. In the event of an oversubscription in the Subscription Offering, shares of Conversion Stock shall be allocated among the subscribing Participants as provided in Section VII(C) below; provided, however, that no fractional shares of Conversion Stock shall be issued.

(b) Subscription Offering Meets or Exceeds Minimum. If the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then the Conversion shall be promptly consummated and HoldCo on the Effective Date shall issue shares of Conversion Stock to the subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full. To the extent that shares of Conversion Stock remain unsold after the subscriptions of all Participants in the Subscription Offering have been satisfied in full, HoldCo shall have the right in its absolute discretion to accept, in whole or in part, subscriptions received from subscribers in the Community Offering; provided, however, that the number of shares of Conversion Stock issued shall not exceed the Maximum of the Valuation Range; and, provided further, that no fractional shares of Conversion Stock shall be issued.

(c) Subscription Offering Does Not Meet Minimum. If the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event HoldCo shall accept subscriptions received from subscribers in the Community Offering. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, then the Conversion shall be consummated promptly and HoldCo on the Effective Date shall: (i) issue shares of Conversion Stock to subscribing Participants in an amount sufficient to satisfy the subscriptions of such Participants in full, and (ii) issue to subscribers in the Community Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued to subscribing Participants and to subscribers in the Community Offering multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range; provided, however, that no fractional shares of Conversion Stock shall be issued. HoldCo may in its absolute discretion elect to issue shares of Conversion Stock to subscribers in the Community Offering in excess of the number determined by reference to clause (ii) of the preceding sentence; provided, however, that the number of shares of Conversion Stock issued shall not exceed the Maximum of the Valuation Range.

(d) Offering Does Not Meet Minimum. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event HoldCo, in consultation with the Department, may cancel the Offering and terminate this Amended Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be approved by the Department. If a new Valuation Range is established and the Offering is extended, reopened or continued as part of a new Offering, Persons who previously submitted subscriptions will be required to confirm, revise or cancel their original subscriptions. If original subscriptions are canceled, any related payment will be refunded (without interest).

If, following a reduction in the Valuation Range approved by the Department, the aggregate number of shares of Conversion Stock subscribed for in the Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range (as such Valuation Range has been reduced), then in such event the Conversion shall be promptly consummated. HoldCo on the Effective Date shall: (i) issue shares of Conversion Stock to Participants in the Subscription Offering in an amount sufficient to satisfy the subscriptions of such subscribers in full, and (ii) issue to subscribers in the Community Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued multiplied by the Purchase Price shall be at least equal to the Minimum of the Valuation Range (as such Valuation Range has been reduced).

(e) Participant Eligibility. Notwithstanding anything to the contrary set forth in this Amended Plan, HoldCo shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other Person to determine which proposed Participants and which subscriptions in the Subscription Offering and in the Community Offering meet the criteria provided in this Amended Plan for eligibility to purchase Conversion Stock and the number of shares eligible for purchase by any Participant. HoldCo’s determination of these matters shall be final and binding on all parties and all Participants. HoldCo shall have absolute and sole discretion to accept or reject any subscription or other offer to purchase that is made or received in the course of the Community Offering, irrespective of a Participant’s eligibility under this Amended Plan to participate in the Community Offering.

B. Subscription Rights

Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase shares of Conversion Stock at the Purchase Price. Subscription Rights under this Amended Plan are granted without payment therefor to each Participant, but subject to all the terms, conditions and limitations of this Amended Plan.

The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the shares of Conversion Stock subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase Conversion Stock in the Offering.

C. The Subscription Offering

Subscription Rights to purchase shares of Conversion Stock at the Purchase Price will be distributed by HoldCo to the Participants in the following priorities:

1. Eligible Members. Each Eligible Member will receive, without payment, Subscription Rights to purchase up to one hundred thousand (100,000) shares of Conversion Stock; provided, however, that the maximum number of shares that may be purchased by Eligible Members in the aggregate shall be equal to the Maximum of the Valuation Range divided by the Purchase Price. In the event of an oversubscription, shares of Conversion Stock will be allocated among subscribing Eligible Members, as follows. First, shares of Conversion Stock will be allocated among subscribing Eligible Members so as to permit each such Eligible Member, to the extent possible, to purchase the lesser of: (i) 1,000 shares or (ii) the number of shares for which such Eligible Member subscribed. Second, any shares of Conversion Stock remaining after such initial allocation will be allocated among the subscribing Eligible Members whose subscriptions remain unsatisfied in the proportion in which: (i) the aggregate number of shares as to which each such Eligible Member’s subscription remains unsatisfied bears to (ii) the aggregate number of shares as to which all such Eligible Members’ subscriptions remain unsatisfied; provided, however, that no fractional shares of Conversion Stock shall be issued. If, because of the magnitude of the oversubscription, shares of Conversion Stock cannot be allocated among subscribing Eligible Members so as to permit each such Eligible Member to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares of Conversion Stock will be allocated among the subscribing Eligible Members in the proportion in which: (i) the aggregate number of shares subscribed for by each such Eligible Member bears to (ii) the aggregate number of shares subscribed for by all Eligible Members; provided, however, that no fractional shares of Conversion Stock shall be issued.

2. The Qualified Stock Plan. A Qualified Stock Plan will receive, without payment, Subscription Rights to purchase at the Purchase Price a number of shares of Conversion Stock (“Qualified Stock Plan Shares”) equal to ten percent (10%) of the total number of shares of Conversion Stock to be issued in the Conversion. An oversubscription by Eligible Members shall not reduce the number of shares of Conversion Stock that may be purchased by the Qualified Stock Plan under this paragraph.

3. EML Legacy Participants. Each EML Legacy Participant will receive, without payment, Subscription Rights to purchase up to one hundred thousand (100,000) shares of Conversion Stock; provided, however, that such Subscription Rights shall be subordinated to the Subscription Rights of the Eligible Members and the Qualified Stock Plan, and provided further that such Subscription Rights may be exercised only to the extent that there are shares of Conversion Stock that could have been purchased by Eligible Members and the Qualified Stock Plan, but which remain unsold after satisfying the subscriptions of all Eligible Members and the Qualified Stock Plan. In the event of an oversubscription among the EML Legacy Participants, the subscription of any one EML Legacy Participant (“Subscribing EML Legacy Participant”) shall be equal to the product of (i) the number of shares available for subscription by all EML Legacy Participants, and (ii) a fraction, expressed as a percentage, the numerator of which is the number of shares to which the Subscribing EML Legacy Participant subscribed and the denominator of which is the total number of shares subscribed by all EML Legacy Participants.

An EML Legacy Participant who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock as an Eligible Member will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Member.

4. EHC Legacy Participants. Each EHC Legacy Participant will receive, without payment, Subscription Rights to purchase up to one hundred thousand (100,000) shares of Conversion Stock; provided, however, that such Subscription Rights shall be subordinated to the Subscription Rights of the Eligible Members, the Qualified Stock Plan and the EML Legacy Participants, and provided further that such Subscription Rights may be exercised only to the extent that there are shares of Conversion Stock that could have been purchased by Eligible Members, the Qualified Stock Plan and/or the EML Legacy Participants, but which remain unsold after satisfying the subscriptions of all Eligible Members, the Qualified Stock Plan and the EML Legacy Participants. In the event of an oversubscription among the EHC Legacy Participants, the subscription of any one EHC Legacy Participant (“Subscribing EHC Legacy Participant”) shall be equal to the product of (i) the number of shares available for subscription by all EHC Legacy Participants, and (ii) a fraction, expressed as a percentage, the numerator of which is the number of shares to which the Subscribing EHC Legacy Participant subscribed and the denominator of which is the total number of shares subscribed by all EHC Legacy Participants.

An EHC Legacy Participant who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock as an Eligible Member will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Member.

5. Eastern Stockholders. Each Eastern Stockholder will receive, without payment, Subscription Rights to purchase up to one hundred thousand (100,000) shares of Conversion Stock; provided, however, that such Subscription Rights shall be subordinate to the Subscription Rights received by the Eligible Members, the Qualified Stock Plan, the EML Legacy Participants and the EHC Legacy Participants, and may be exercised only to the extent that there are shares of Conversion Stock that could have been purchased by Eligible Members, the Qualified Stock Plan, the EML Legacy Participants and/or the EHC Legacy Participants, but which remain unsold after satisfying the subscriptions of all Eligible Members, the Qualified Stock Plan, the EML Legacy Participants and the EHC Legacy Participants. In the event of an oversubscription among the Eastern Stockholders, the subscription of any one Eastern Stockholder (“Subscribing EHC Stockholder”) shall be equal to the product of (i) the number of shares available for subscription by all EHC Stockholders, and (ii) a fraction, expressed as a percentage, the numerator of which is the number of shares to which the Subscribing EHC Stockholder subscribed and the denominator of which is the total number of shares subscribed by all EHC Stockholders.

An Eastern Stockholder who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock either as an Eligible Member or as an EHC Legacy Participant will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Member. An Eastern Stockholder who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock both as an EHC Legacy Participant and as an EHC Stockholder will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Member, second in his capacity as an EHC Legacy Participant and third in his capacity as an EHC Stockholder. An Eastern Stockholder who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock as an EHC Legacy Participant will be deemed to purchase Conversion Stock first in his or her capacity as an EHC Legacy Participant.

D. Community Offering

To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold in the Subscription Offering are subscribed in the Subscription Offering, the remaining shares of Conversion Stock may be sold to subscribers in the Community Offering. The Community Offering may commence concurrently with, during or after the Subscription Offering.

In the Community Offering, HoldCo, in its sole and absolute discretion, may accept first subscriptions received from the following categories of subscribers (which categories shall be of equal priority inter se) before proceeding next to receive and accept subscriptions from the general public: (i) Natural Persons and trusts of Natural Persons (including individual retirement and Keogh retirement accounts and personal trusts in which such Natural Persons have substantial interests) who are Residents of Lancaster County, Pennsylvania, (ii) licensed insurance agencies and/or brokers that have been appointed by or otherwise are under contract with EMLIC or any of the Eastern Insurance Subsidiaries, or which are under contract with IBSi, to market and distribute policies of insurance, and (iii) named insureds under policies of insurance issued by EMLIC after the Eligibility Record Date.

Subject to the priority categories described in the preceding paragraph, the Conversion Stock to be offered in the Community Offering shall be offered and sold in a manner designed to achieve a wide distribution of the Conversion Stock. In the event of oversubscription, the subscriptions of the Community Offering subscribers (subject to the priority categories described in the preceding paragraph) will be reallocated so as to permit each Community Offering subscriber, to the extent possible, to purchase the lesser of (a) 10,000 shares and (b) the number of shares subscribed. If shares remain after this allocation, the subscription of any Community Offering subscriber that has not then been filled (“Unfilled Subscription”), subject to the priority categories described in the preceding paragraph, shall be equal to the product of (i) the total number of shares that remain available for subscription, and (ii) a fraction, expressed as a percentage, the numerator of which is the number of shares included in the subscriber’s Unfilled Subscription and the denominator of which is the total number of shares included in all remaining Unfilled Subscriptions.

E. Limitations Upon Purchases of Shares of Conversion Stock.

The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

1. To the extent that shares are available, no Person may purchase fewer than the lesser of twenty-five (25) shares of Conversion Stock or shares of Conversion Stock having an aggregate purchase price of $250.00 in the Conversion.

2. Purchases of shares of Conversion Stock in the Offering by any Person, when aggregated with purchases by such Person’s Affiliates and Associates, or by a group of Persons Acting in Concert, shall not exceed the lesser of (i) five percent (5%) of the total shares of Conversion Stock issued in the Offering and (ii) one hundred fifty thousand (150,000) shares, except that the Qualified Stock Plan may purchase up to ten percent (10%) of the total shares of Conversion Stock issued in the Offering. The limit set forth in this section shall not be construed to increase any other purchase limit provided herein. Purchases of shares of Conversion Stock in the Offering by any Person shall not exceed one hundred thousand (100,000) shares irrespective of the different capacities in which such Person may have received Subscription Rights under this Amended Plan.

3. EMLIC’s current officers and directors, as a group, may not purchase in the aggregate more than thirty-four percent (34%) of the shares of Conversion Stock issued in the Offering whether such purchases are made by them in their capacity as Eligible Members or in their capacity as EML Legacy Participants.

4. For purposes of determining compliance with paragraphs 2 and 3 above, shares of Conversion Stock to be held by the Qualified Stock Plan and attributable to a Participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such Participant or any other purchaser of Conversion Stock in the Conversion.

5. Directors shall not be deemed to be Associates of one another or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of HoldCo, EMLIC, Eastern or any subsidiary of any of them.

Subject to any required regulatory approval and the requirements of applicable law, HoldCo may increase or decrease any of the purchase limitations set forth herein at any time; provided that in no event shall the maximum purchase limitation percentage applicable to Eligible Members be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offering. In the event that (i) the individual purchase limitation, (ii) the purchase limitation applicable to individual purchases aggregated with purchases by a Person’s Affiliates or Associates or (iii) the purchase limitation applicable to purchases by a group of Persons Acting in Concert (each, an “Original Limit”) is increased at any time after commencement of the Subscription Offering and/or the Community Offering, including any permitted extension of either or both of the Subscription Offering or the Community Offering (each, an “Increased Limit”), HoldCo shall permit any Person who subscribed for the maximum number of shares of Conversion Stock allowed under such Original Limit to purchase such additional number of shares as would be permitted under the Increased Limit, subject always to the rights and preferences of any Person who has priority Subscription

Rights. If, at any time after commencement of the Subscription Offering and/or the Community Offering, including any permitted extension of either or both of the Subscription Offering or the Community Offering, an Original Limit is reduced to allow the purchase of fewer shares of Conversion Stock (each, a “Reduced Limit”) or the number of shares of Conversion Stock to be sold in the Conversion is decreased so as to decrease the number of shares of Conversion Stock available for subscription by a Person (“Reduced Share Allocation”), the order of any Person who subscribed for a number of shares of Conversion Stock exceeding (i) any applicable Reduced Limit or (ii) that Person’s Reduced Share Allocation shall be decreased by the minimum amount necessary so that such Person’s subscription shall be in compliance with the Reduced Limit or the Reduced Share Allocation, as applicable.

Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Amended Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any Person (including any Associate or Affiliate of such Person or Person otherwise Acting in Concert with such Person), HoldCo shall have the right to purchase from such Person at the Purchase Price all shares acquired by such Person in excess of any such purchase limitation or, if such excess shares have been sold by such Person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such Person from the sale of such excess shares. This right of HoldCo to purchase such excess shares shall be assignable by HoldCo.

F. Restrictions on and Other Characteristics of Conversion Stock.

1. Transferability.

Conversion Stock purchased by Persons other than current directors and officers of HoldCo and EMLIC (“EML Directors and Officers”) may be transferred without restriction under this Amended Plan. Subject to the requirements and limitations of the federal and state securities laws, Conversion Stock purchased by EML Directors and Officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased EML Director or Officer shall not be considered a sale by such EML Director or Officer.

The certificates representing shares of Conversion Stock issued by HoldCo to such EML Directors and Officers shall bear the following legend:

“The shares of stock evidenced by this Certificate are restricted as to transfer pursuant to the provisions of the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act (the “Conversion Act”) and the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold without an opinion of counsel for                          that such sale is permissible under the provisions of the Conversion Act and the Securities Act.”

In addition, HoldCo shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any shares of HoldCo Stock subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to such restricted shares of Conversion Stock shall be subject to the same restrictions as are then applicable to such restricted shares of Conversion Stock.

2. Voting Rights.

After consummation of the Conversion, exclusive voting rights with respect to HoldCo shall be vested in the holders of HoldCo Stock and HoldCo will have exclusive voting rights with respect to ELHIC capital stock.

3. Purchases by Directors, Officers and Associates Following Conversion.

Without the prior approval of the Commissioner, directors and officers of ELHIC and directors and officers of HoldCo, and their Associates, shall be prohibited for a period of three (3) years following the Effective Date from purchasing outstanding shares of HoldCo Stock, except through a broker-dealer. Notwithstanding this restriction: (i) block purchases involving more than one percent (1%) of the then outstanding shares of HoldCo Stock may be made without the use of a broker-dealer if approved in writing by the Department, and (ii) purchases may be made by, or for the account of, an officer or director (a) pursuant to a tax-qualified employee stock benefit plan, or (b) pursuant to, or in connection with, a Non-Tax-

Qualified Employee Stock Benefit Plan approved by the shareholders of HoldCo pursuant to Section 921-A(b) of the Act.

G. Mailing of Offering Materials and Collection of Subscriptions.

After approval of this Amended Plan by the Department and the declaration of the effectiveness of the Registration Statement by the SEC, HoldCo shall distribute the Offering Prospectus and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of this Amended Plan.

The recipient of an Order Form must properly complete, execute and return the original Order Form to HoldCo on or before the last day of the Subscription Offering or the Community Offering, as the case may be. Photocopies of Order Forms will not be accepted. A self-addressed, postage paid return envelope shall accompany the Order Form when delivered by HoldCo to a potential subscriber. The failure by a Person to return a properly completed and executed original Order Form within the prescribed time limit shall be deemed a waiver and a release by such Person of any right to purchase shares of Conversion Stock hereunder.

The sale of all shares of Conversion Stock shall be completed within forty-five (45) days after the last day of the Subscription Offering unless extended by HoldCo with the approval of the Department.

H. Method of Payment.

Payment for all shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering must be received in full by HoldCo, together with properly completed and executed Order Forms indicating the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by HoldCo. Payment for all shares of Conversion Stock may be made by check or money order.

The Qualified Stock Plan may subscribe for shares of Conversion Stock by submitting an Order Form prior to the expiration of the Subscription Offering, together with evidence of a loan commitment from HoldCo or an unrelated financial institution for the purchase of the shares of

Conversion Stock, and by making payment for the shares subscribed for on or before the Effective Date.

I. Undelivered, Defective or Late Order Forms, Insufficient Payment.

In the event that an Order Form: (i) is not delivered to the addressee and is returned to HoldCo by the United States Postal Service (or HoldCo, EMLIC or Eastern are unable to locate the addressee), (ii) is not received by HoldCo or is received by HoldCo after the deadline specified thereon, (iii) is a photocopy or is defectively completed or executed, (iv) is not accompanied by payment in full for the shares of Conversion Stock subscribed for, or (v) is violative of the Act or this Amended Plan in any way, then the Subscription Rights of the Person to whom such rights have been granted will not be honored and such Person will be treated as having failed to return the completed Order Form within the time period specified. Alternatively, HoldCo may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as HoldCo may specify. Subscription orders, once tendered, may not be revoked. HoldCo’s determination with respect to the acceptability of any Order Form will be final, conclusive and binding upon all Persons and neither HoldCo, EMLIC nor Eastern (or the directors, officers, employees and agents of any of them) shall be liable to any Person in connection with any such determination.

J. Persons Who Reside in Non-Qualified States or in Foreign Countries.

HoldCo will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to this Amended Plan reside. However, HoldCo shall not be required to offer or sell Conversion Stock to any Person who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock under this Amended Plan reside in such state, (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Person would require HoldCo, EMLIC, Eastern or their employees to register under the securities laws of such state as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country, or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payment will be made to any Person in lieu of the granting of Subscription Rights to any such Person.

K. Sales Commissions.

Sales commissions may be paid as determined by HoldCo or its designee to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering or the Community Offering.

L. Fractional Shares.

No fractional shares of Conversion Stock shall be issued in the Conversion. All allocations required to be made hereunder in the event of an oversubscription in the Subscription Offering shall be rounded down to the nearest whole share.

M. Repurchase of Conversion Stock.

Without the prior approval of the Department, for a period of three (3) years from the Effective Date, neither HoldCo nor ELHIC shall repurchase any HoldCo Stock from any Person, except that this restriction shall not apply to either:

(1) A repurchase on a pro rata basis pursuant to an offer made to all shareholders of HoldCo; or

(2) A purchase in the open market by a Qualified Stock Plan or a Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund such Qualified Stock Plan or Non-Tax-Qualified Employee Stock Benefit Plan.

N. Mailing of Notices and Materials

If (a) an Eligible Member is a certificateholder under a Qualifying Policy that is a group policy and (b) EMLIC’s records do not permit EMLIC to identify the Eligible Member or do not contain a mailing address for the Eligible Member, EMLIC shall be deemed to have discharged and satisfied its obligation to provide any notice to such Eligible Member that is required by this Amended Plan if either: (i) EMLIC requests that the named insured under the group policy identify the certificateholders under the group policy and, provided the named insured furnishes the names and addresses of the certificateholders, EMLIC or HoldCo, as applicable, mails the notice based on such information, or (ii) the named insured agrees to forward the required notice(s) to such certificateholders, for and on behalf of EMLIC or HoldCo (in which event EMLIC or HoldCo, as applicable, shall be responsible for supplying the group policyholder with a sufficient number of copies of the required notices for distribution to the certificateholders).

VIII. ARTICLES OF INCORPORATION

As part of the Conversion, the existing Articles of Incorporation of EMLIC will be amended and restated to authorize ELHIC to operate as a Pennsylvania stock life and health insurance company. By approving this Amended Plan, the Eligible Members of EMLIC also will approve amending and restating EMLIC’s existing Articles of Incorporation. Prior to completion of the Conversion, the form of amended and restated Articles of Incorporation may be revised in accordance with the provisions and limitations for amending this Amended Plan under Section X below. The amendment and restatement of the existing Articles of Incorporation of EMLIC shall occur on the Effective Date.

IX. STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE

Each policy of insurance issued by EMLIC and in force on the Effective Date shall remain in force as a policy issued by ELHIC in accordance with the terms of such policy, except that, as of the Effective Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, (ii) all rights (if any) of the holder of such policy to share in the surplus of EMLIC or ELHIC shall be extinguished, (iii) none of the insurance policies issued by EMLIC which are then in-force shall thereafter be subject to assessment; (iv) except as provided in clause (v), holders of participating policies that are in effect on the Effective Date (if any) shall continue to have a right to receive dividends as provided in their participating policies, if any; and (v) excluding only participating policies that are life policies, guaranteed renewable accident and health policies, or noncancelable accident and health policies, ELHIC shall have the right on the renewal date of a participating policy that next follows the Effective Date to issue a nonparticipating policy as a substitute for such participating policy.

X. INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN

A. Interpretation of this Amended Plan.

The Board of Directors of EMLIC shall have the exclusive authority to interpret and apply the provisions of this Amended Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement this Amended Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding upon all Persons, and neither HoldCo, EMLIC nor Eastern (or their directors, officers or employees) shall be liable to any Person in connection with any such interpretation, application or determination.

B. Amendment.

This Amended Plan may be amended, as follows:

1. Before Approval by the Department. This Amended Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of EMLIC then in office and further subject to any required consent by Eastern under the Agreement.

2. After Approval by the Department. This Amended Plan may be amended at any time after its approval by the Department by the affirmative vote of two-thirds of the directors of EMLIC then in office, subject to any required consent by Eastern under the Agreement; provided, however, that any such amendment also shall be subject to approval by the Department.

3. After Approval by the Eligible Members. This Amended Plan may be amended at any time after its approval by the Eligible Members and prior to the Effective Date by the affirmative vote of two-thirds of the directors of EMLIC then in office, subject to any required consent by Eastern under the Agreement; provided, however, that any such amendment also shall be subject to approval by the Department; and provided further that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Eligible Members called for that purpose.

4. Certain Conforming Amendments. In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, this Amended Plan may be amended to conform to such regulations at any time prior to the Effective Date by the affirmative vote of two-thirds of the directors of EMLIC then in office and no resolicitation of proxies or further approval by the Eligible Members shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, this Amended Plan may be amended to conform to any such optional provision at any time before the Effective Date by the affirmative vote of two-thirds of the directors of EMLIC then in office, and no resolicitation of proxies or further approval by the Eligible Members shall be required.

C. Termination.

Subject to any rights provided Eastern under the Agreement, this Amended Plan may be terminated as follows:

1. Before Approval by the Department. This Amended Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of EMLIC then in office.

2. After Approval by the Department. This Amended Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the directors of EMLIC then in office.

3. After Approval by the Eligible Members. This Amended Plan may be terminated at any time after it is approved by the Eligible Members and prior to the Effective Date by the affirmative vote of two-thirds of the directors of EMLIC then in office.

D. Binding Upon Eligible Members.

By approving this Amended Plan, the Eligible Members of EMLIC authorize the amendment and termination of this Amended Plan in accordance with the provisions of this Section X.

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